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INTEL CORPORATION
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 2023 Spring Stockholder Outreach  May 2023

 Continued Board and Committee Refreshment  Intel added two new independent directors in 2022 (six new directors total since 2020); new Board Chair; refreshed committee memberships  We updated our Director Commitment policy for directors who are a sitting CEO or an executive officer of a public company (limit of 2 total boards)  Executive Compensation  Following extensive outreach, the Compensation Committee enacted significant changes to our programs in response to stockholder feedback  Our ongoing compensation programs with multiple performance metrics continue to work effectively, as reflected in 2022 below target or zero incentive payouts  Temporary pay reductions were implemented for our executives in 2023 consistent with our cost control efforts, and our Board and Board Chair have likewise decided to temporarily reduce their respective cash retainers  Equity Plan Refreshment  We are requesting to add shares to our broad-based plan in order to allow us to continue using equity awards to attract and retain top talent across the company  Our Equity Plan incorporates best practices and demonstrates Intel’s commitment to responsible equity usage  Stockholder Proposals  Intel recommends AGAINST both proposals (one on stock retention and one on the congruence of our ESG policy with our business in China), which are unnecessary and not in the best interests of stockholders  The Board seeks stockholder support at our May 11, 2023 Annual Stockholders’ Meeting  Executive Summary

 Frank D. Yeary  Independent Board Chair  Principal, Darwin Capital Advisors  Age: 59  Director Since: 2009  G; M*  James J. Goetz  Partner, Sequoia Capital  Age: 57  Director Since: 2019  C; M  Pat Gelsinger  Chief Executive Officer  Age: 62  Director Since: 2021  Omar Ishrak  Former Executive Chairman and CEO, Medtronic  Age: 67  Director Since: 2017  A; G  Alyssa H. Henry  Square Lead and Block Infrastructure & Information Security Lead, Block  Age: 52  Director Since: 2020  G; M  Risa Lavizzo-Mourey  Robert Wood Johnson Foundation PIK Professor Emerita, University of Pennsylvania  Age: 68  Director Since: 2018  A; C; G*  Tsu-Jae King Liu  Dean and Roy W. Carlson Professor of Engineering, University of California, Berkeley  Age: 59  Director Since: 2016  G  Gregory D. Smith  Former CFO & EVP, Enterprise Operations, Boeing  Age: 56  Director Since: 2017  A*  Dion J. Weisler  Former President and CEO, HP  Age: 55  Director Since: 2020  C*; M  Since September 2022, the Board has added Lip-Bu Tan and Barbara Novick as directors and appointed Frank Yeary as our new Independent Board Chair  Intel’s Diverse and Experienced Board of Directors Aligned with Strategy  Barbara G. Novick  Co-Founder, Former Vice-Chairman, and Senior Advisor, BlackRock  Age: 62  Director Since: 2022  A; C  Andrea J. Goldsmith  Dean of Engineering and Applied Science and Professor of Engineering, Princeton  Age: 58  Director Since: 2021  A  Lip-Bu Tan  Former Executive Chairman and CEO, Cadence Design Systems(1)  Age: 63  Director Since: 2022  M  Cadence Design Systems announced that Mr. Tan will not stand for re-election and will resign from their board as of its 2023 annual stockholders’ meeting on May 4, 2023   = Added 6 new directors since 2020;  A = Audit & Finance Committee;  G = Corporate Governance & Nominating Committee;  C = Compensation Committee;  M = M&A Committee;  * = Committee Chair

Thoughtful Approach to Board Refreshment

Since our 2022 Annual Stockholders' Meeting, our Board has continued to evolve to create the right group of directors aligned with the company's strategy



Lip-Bu Tan

Director

- Director since September 2022
- Member of the M&A Committee
- Executive Chairman and Former CEO of Cadence Design Systems[1]
- Chairman of Walden International
- Through experience as a global leader in the semiconductor industry, brings valuable perspective on software, semiconductor, and venture capital expertise to help inform decisions at Intel as we undergo a massive transformation to capitalize on tremendous future opportunities



Barbara Novick

Director

- Director since December 2022
- Member of the Compensation Committee and Audit & Finance Committee
- Co-founder and Former Vice Chairman of BlackRock — headed Global Account Management Group, established Global Government Relations and Public Policy Group, oversaw Global Investment Stewardship team, and now serves as Senior Advisor
- Brings significant leadership, public policy, and corporate governance expertise from tenure at BlackRock and academic and advisory boards, and has substantial human capital experience and extensive expertise unlocking stockholder value

Board and Committee Refreshment

6 new directors since 2020

3 new Audit & Finance Committee members in 2022

2 new Compensation Committee members in 2022

2 new Corp. Gov. & Nom. Committee members in 2022

Director Commitments Policy

Director Category	Limits
Directors who are a sitting CEO or an executive officer of a public company	NEW 2 total boards
Directors who are not a sitting CEO or an executive officer of a public company	4 total boards
All directors	3 total audit committees

(1) Cadence Design Systems announced that Mr. Tan will not stand for re-election and will resign from their board as of its 2023 annual stockholders' meeting on May 4, 2023

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 2022 Stockholder Outreach Focused on Executive Compensation   In 2022, Intel engaged with a significant number of our top investors, leading to productive conversations regarding our executive compensation programs and last year’s Say-on-Pay vote  2022 Stockholder Engagement(1)  During 2022, including spring and fall outreach, Intel contacted approximately 50 of our stockholders for engagement, representing approximately 75% of Intel’s institutionally-held shares of common stock  We engaged with stockholders representing over 50% of Intel’s institutionally-held shares, in many cases multiple times throughout the year  Our Board Chair and/or Compensation Committee Chair engaged with stockholders representing over 40% of Intel’s institutionally-held shares  Intel’s institutional investors calculated as of August 30, 2022. At the time, approximately 59% of all shares were held by institutional investors  >40% Director Led  >50% Engaged  ~75% Outreach  As % of Shares Held by Institutional Investors(1)   >40separate stockholder meetings throughout the year  ~50stockholders contacted for engagement

 Changes to Executive Compensation in Response to Stockholder Feedback  In November 2022, the Compensation Committee announced the following enhancements to our programs  CEO New-Hire Equity Awards  Increased stock price hurdle from 30% to 50% of the baseline stock price over five years for Performance Options   Lengthened period that stock price must be maintained at / above the stock price hurdle from 30 consecutive trading days to 90 calendar days for Performance Options, Strategic Growth PSUs, and Outperformance PSUs  Lengthened period threshold stock price must be maintained at the end of the five-year performance period from 30 consecutive trading days to 90 calendar days for Strategic Growth PSUs to achieve extra payout  Removed the ability for a portion of the Strategic Growth PSUs and Outperformance PSUs to vest and be paid on the third anniversary of the Grant Date. Both PSU awards will now only be paid out after five years, subject to performance  1  Core Compensation Programs  Capped payout at target under the PSU program in the event Intel’s absolute TSR is negative  Adjusted LTI equity mix for non-CEO NEOs from 50% PSUs/50% RSUs to 60% PSUs/40% RSUs  Changed RSU vesting schedule for NEOs from twelve quarterly installments to three annual installments  Removed NEOs from participation in the company’s quarterly performance bonus program   2  Enhanced Disclosure  Committed to base PSU program on multi-year financial goals by no later than 2025   Committed to not use stock price growth as the sole metric for any future NEO new-hire inducement awards  Committed that in the very unlikely situation performance goals are modified in the future, payout would be capped at 100% of the revised goals’ target   Committed to further enhancing disclosures of qualitative objectives and key results of the One Intel goals under the annual cash bonus plan, to the extent practical without disclosing competitively harmful information   Committed to continue the Company’s annual practice of assessing the appropriate index for any relative TSR metric, taking into account stockholder input  3

 Our executive compensation programs are responsive to stockholder feedback, and recent performance-based pay outcomes demonstrate our continued commitment to pay for performance  2022 Compensation Programs Overview  2022 Compensation ProgramS Overview  2023 Compensation programs  Pay Element  Pay Element  Performance Metric and Vesting  Payout Earned  Adjustments  Fixed  Base Salary  --  --  Base salary reductions for CEO and all other NEOs  Added spending reduction metric and goal as component of annual cash bonus plan for all NEOs  See next page for further detail  At Risk  Annual Cash Bonus  CEO  Revenue (33%)  Gross Margin Percentage (33%)  One Intel Operational Goals (33%)  27.52% of target  Other NEOs  Revenue (25%)  Gross Margin Percentage (25%)  One Intel Operational Goals (25%)  Individual Objectives and Key Results (25%)  45.64% of target  (average payout among NEOs)  Quarterly Cash Bonus  5% of Quarterly Net Income divided by Intel’s worldwide cost of a day’s pay  8.8 days of eligible pay   (program excludes CEO)   Removed CEO participation beginning 2022 and removed other NEOs participation beginning 2023  Performance Stock Units  Revenue Growth Percentage (60%)  Cash Flow From Operations (40%)  3-year TSR Modifier Relative to S&P 500 Index (+/- 25 pts)  3-year Revenue CAGR Modifier (+/- 25 pts)  3-year Performance Period  0% Vesting for PSUs Granted in 2020  0% Performance for Year 1 of PSUs Granted in 2022  Increased PSU weighting for non-CEO NEOs to 60% (CEO remains at 80%)  Incorporated a cap at target on the total PSU payout in the event Intel’s absolute TSR is negative over the performance period  Restricted Stock Units  Stock Price  3-year Quarterly Vesting  --  Decreased RSU weighting for non-CEO NEOs to 40% (CEO remains at 20%)  Changed RSU vesting to three annual vesting dates  Compensation Structure Delivering Pay-for-Performance Alignment

 Making Difficult Decisions to Support Our Business  Intel recognizes we must make difficult decisions, including reducing the quarterly dividend, to further our efforts to reduce costs as we navigate macroeconomic headwinds and ensure that we continue to accelerate our transformation and achieve our long-term strategy  In early 2023, the decision was made to reduce pay for a significant portion of our employee base, from mid-level employees through our senior leadership team, with our CEO taking a 25% reduction in base salary, and other NEOs taking a 15% reduction  The Board and Board Chair have likewise decided to take 25% reductions to their respective Board and Board Chair cash retainers  In line with our efforts, a spending reduction metric and goal was added as a component of the annual cash bonus plan for all NEOs  The company is focused on driving $3 billion in cost reductions in 2023, growing up to $10 billion in annualized cost reductions and efficiency gains by the end of 2025

 Intel is requesting the addition of shares of our common stock to the EIP to enable appropriate implementation of our compensation programs for Intel employees in 2023 and 2024  No liberal share recycling  No evergreen provision  No automatic grants  No tax gross-ups  No discounted stock options or stock appreciation rights  No repricing without stockholder approval  No reload grants  Clawback policy  Individual limits on awards  Minimum performance period  Regularly presented to stockholders for re-approval (last submitted to vote in 2022)  Plan is administered by independent Compensation Committee  In 2022, we granted equity awards to approximately 98% of employees across all levels to drive a culture of ownership, accountability, and collaboration at the company   Our equity awards are critical to attracting and retaining the top talent required to execute our new strategy  Equity awards link participant compensation to company performance, maintain a culture based on employee stock ownership, and retain talented employees in a highly competitive labor market   Limitations on our ability to grant equity awards would have significant negative consequences to Intel and stockholders, such as requiring increased cash awards  Intel’s Equity Incentive Plan is designed to   reflect leading corporate governance practices  Equity awards are central to our   capacity to deliver on our strategy   Equity Incentive Plan is Vital to Our Business

 Stockholder Proposals  Stockholder proposal requesting an executive stock retention period policy and reporting  The proposal is unnecessary as Intel already maintains robust stock ownership guidelines with multiples that are among the highest of our peers and anti-hedging policies for executive officers  A policy that would require senior executives to hold 50% of the net after-tax shares from their equity awards until reaching normal retirement age is excessive, inconsistent with current practice among our peer groups, and would put Intel at a competitive disadvantage for recruiting and retaining talented executives  Intel’s executive compensation programs are specifically designed to incentivize maximizing long-term value for our stockholders by giving considerable weight to long-term equity awards that typically vest over a period of three years or longer rather than cash compensation; as a result, our executives hold significant unvested restricted stock units (RSUs) and Performance Stock Units (PSUs) at all times  ��  AGAINST  Stockholder proposal requesting commission and publication of a third party review of the congruence of Intel’s ESG standards and China business  Intel takes a comprehensive approach to reporting on key aspects of our responsible business practices. For example, Intel has publicly released corporate responsibility reports that contain extensive information and disclosures about the sustainability-related risks and opportunities we face as a global company since 2001 and provided public reports on our environmental, health, and safety performance since 1994  Intel is committed to fundamental human rights and has created processes intended to promote accountability for human rights within our supply chain  Intel’s Board has strong and effective oversight of the company’s sustainability efforts and human rights in particular  The Board believes that this report would be unnecessary and a costly diversion of corporate resources given the company’s existing approach to corporate responsibility, our extensive and transparent reporting on our efforts, and strong Board oversight of these topics  ��  AGAINST  The Board Recommends a Vote AGAINST the Stockholder Proposals   6  7

 We Request Your Support at the 2023 Annual Stockholders’ Meeting  Management Proposals  1  Election of the 12 director nominees   ��  FOR EACH DIRECTOR NOMINEE  2  Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for 2023  ��  FOR  3  Advisory vote to approve executive compensation of our named executive officers (NEOs)  ��  FOR  4  Approval of amendment and restatement of the 2006 Equity Incentive Plan  ��  FOR  5  Advisory vote on the frequency of holding future advisory votes to approve executive compensation of our NEOs  ��  ONE YEAR  Stockholder Proposals  6  Stockholder proposal requesting an executive stock retention period policy and reporting  ��  AGAINST  7  Stockholder proposal requesting commission and publication of a third party review of our China business ESG congruence  ��  AGAINST  The Board asks that you vote FOR all management proposals and AGAINST the stockholder proposals

 APPENDIX

Our 2023 Strategy and Resulting Initiatives

Superpowers

- Ubiquitous Compute
- Pervasive Connectivity
- Artificial Intelligence
- Cloud to Edge Infrastructure
- Sensing

+

Strategic ambition

Drive structural IDM-2.0 advantage

... With leadership products

... Anchored on open and secure Platforms

... Powered by sustainable manufacturing at Scale

... Supercharged by our people and culture

+

Key initiatives to drive long term leadership, growth and shareholder value

- Rebuild financial strength and predictability with IDM-2.0 advantages, profitable growth and shareholder value
- Deliver on x86 product leadership by 2024/5 from client to datacenter
- Scale growth engines - AI, Network/Edge, Graphics/High Performance Computing, SW
- Regain process leadership by 2025 and build leading systems foundry with manufacturing scale
- Implement Internal Foundry model to deliver structural cost improvements necessary to achieve long term profit goals
- Accelerate and be known for our Execution Excellence and Groveian culture

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 Public reporting since 1994  Formal board oversight since 2003  Linking a portion of employee and executive pay to corporate responsibility factors since 2008  Corporate Responsibility Report includes independent limited assurance of selected data  Global Human Rights Principles first published in 2009 and human rights impact assessments conducted since 2016  Advancing responsible supply chain leadership through Responsible Business Alliance  Long History of Leadership on ESG & Corporate Responsibility  For more than two decades, we have advanced transparency, set ambitious goals, and integrated corporate responsibility across the various aspects of our business and supply chain to create value for our stockholders and stakeholders   JUST Capital  Top 10 overall in 2023  Barron’s  #2 Most Sustainable in 2023  ISS  Top “1” rating in environment & social quality as of 2022  CPA – Zicklin Index  Trendsetter in 2022  CDP (2022 Scores)  Climate: B │ Water: A- Supply Chain Engagement: A-  Dow Jones Sustainability Index  Included in North American Index for 2022

 Learn more about our goals and progress at intel.com/responsibility   Responsible  Lead in advancing safety, wellness, and responsible  business practices across our global manufacturing operations, our value chain, and beyond  Inclusive   Advance diversity and inclusion across our global workforce and industry, and expand opportunities for others through technology, inclusion, and digital readiness initiatives  Sustainable  Be a global leader in sustainability and enable our customers and others to reduce their environmental impact through our actions and technology  Enabling  Through innovative technology and the expertise and passion of our employees we enable positive change within Intel, across our industry, and beyond  Comprehensive ESG Strategy: RISE   RISE is Intel’s unified ‘One Intel’ ESG framework supporting our purpose, creating customer value, and enabling others to collectively solve key global challenges using the power of technology

RISE Progress and Impact







Responsible

- Continued to expand our work on responsible minerals sourcing
- Issued further transparency around our Responsible AI pillars
- >57 employees received safety honors and 607,000 hours of health & safety training conducted(1)

Inclusive

- Achieved globally gender pay equity(2) in 2019 and continue to maintain race and ethnicity pay equity in the US
- $12.2 B(1) annual spending with diverse-owned businesses(3) in 2022
- ~40 employee resource groups

Sustainable

- 26.2 B gallons of water saved since 2020(1)
- 91% renewable electricity use across global operations(1)
- Committed to net zero greenhouse gas emissions (scope 1 & 2) in our global operations by 2040

ENABLING

- 2.8 M volunteer hours(1) by employees and retirees since 2020
- Link a portion of our executive and employee compensation to various ESG metrics – and have done so since 2008

All data as of December 31, 2022

(1) Indicates preliminary data; final information will be reported in our 2022-23 Corporate Responsibility Report, to be issued later in 2023

(2) Pay equity is achieved by closing the gap in average pay between employees of different genders or race/ethnicity in the same or similar roles after accounting for legitimate business factors that can explain differences, such as location, time at grade level, and tenure

(3) Certified diverse suppliers are at least 51% owned, operated, and controlled by any of the following: women; minorities as recognized by the country or region where the business was established; veterans/military service-disabled veterans; persons who are lesbian, gay, bisexual, or transgender; or persons with disabilities. While Intel recognizes these categories, they may vary in accordance with local law

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Statements in these materials that refer to forecasts, business outlooks and beliefs, strategic ambitions and resulting initiatives, future plans or expectations, including Intel’s transformation, growth, IDM 2.0, cost reductions and efficiency gains, talent, 2030 RISE and other strategies; any pay or compensation reductions; board and committee membership and leadership refreshment; board composition, skills and experiences, and strategic alignment; future or potential, responsive actions with respect to CEO new-hire equity awards, executive compensation programs and disclosure, reductions in pay or compensation, pay for performance, equity awards and/or equity incentive plans (including frequency of presentation for stockholder re-approval); purpose and effects of any stock or compensation related policies; dividends; board responsiveness to stockholder concerns; 2030 RISE framework, reporting and goals (including any commitments for net-zero green house gas emissions); human rights commitments and accountability; and DEI and CSR Report expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “accelerate,” “ambitions,” “annualized,” “believes,” “beliefs,” “committed,“ “continue,” “could,” “deliver,” “designed,” “driving,” “enable,” “expect,” “goals,” “future,” “implement,” “initiatives,” “intended,” “may,” “plans,” “potential,” “proposed,” “rebuild,” “regain,” “regularly,” “scale,” “seeking,” “should,” “temporary,” “upcoming,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of March 31, 2023, unless an earlier date is indicated, and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Forward-looking statements are not guarantees or promises that goals or targets will be met. Important factors that could cause actual results to differ materially from the company's expectations include the factors set forth in Intel’s reports filed or furnished with the Securities and Exchange Commission (SEC), including Intel’s most recent reports on Forms 10-Q and 10-K. Copies of Intel's Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this presentation, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Any website references are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this presentation.   Notices & Disclaimers